EXHIBIT 11(b)

                 CONSENT OF SUTHERLAND, ASBILL & BRENNAN

          We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A for IDEX Fund 3 (File No. 33-11805). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                              /s/ SUTHERLAND, ASBILL & BRENNAN
                              --------------------------------
                                  SUTHERLAND, ASBILL & BRENNAN

Washington, D.C.
December 26, 1995